EXHIBIT 10.2

EXECUTION COPY

AMENDMENT NO. 5

Dated as of December 30, 2003

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 9, 2002

THIS AMENDMENT NO. 5 (this “Amendment”) is entered into as of December 30, 2003 by and among SYNNEX CORPORATION (formerly known as SYNNEX Information Technologies, Inc.), a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as a Lender and in its capacity as the contractual representative for itself and the Lenders (the “Agent”) and BANK OF AMERICA, N.A., as a Lender (“Bank of America”). Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 9, 2002 (as amended, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows.

1. Amendment the Credit Agreement. As of the Effective Date (as hereafter defined) and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

1.1. Section 1.1(b)(iii) is hereby amended by inserting “, and shall on at least a weekly basis,” after “may” in the second line of such Section.

1.2. Section 1.13 is hereby amended by inserting the following at the end of such Section:

“The Agent shall conduct a field examination of the Borrower, its books and records, and the Collateral at least twice per calendar year, unless Requisite Lenders shall otherwise agree.”

1.3. Section 1.18 is hereby amended to delete therefrom the words “[Intentionally Omitted].” and to substitute the following therefor:

“Bank Products. The Borrower may request and the Agent or any Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Agent or any Lender or any of their respective Affiliates, Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Agent or a Lender in reliance on an indemnity from the Agent or such Lender (to the extent such indemnity is approved in writing by the Borrower), the Borrower agrees to pay the Agent or such Lender, as the case may be, all costs and obligations owing by the Agent or such Lender which arise from any such indemnity given by the Agent or such Lender to its Affiliates related to such Bank Products; provided, however, nothing herein shall limit the Borrower’s rights against the Agent or such Lender or any of their respective Affiliates that arise under any documents relating to such Bank Products. This Section 1.18 shall survive termination of this Agreement.”

1.4. The proviso to Section 6.8(a) is hereby restated in its entirety as follows:

“; provided that no such sales shall be permitted from and after (i) the occurrence of a “Termination Event” (as defined in the Receivables Purchase Documents), or (ii) notice of the occurrence of a Stop Event shall have been given by the Agent or any Lender to GE Capital in its capacity as “Agent” under the Receivables Purchase Agreement”

1.5. Section 6.9 is hereby amended by inserting the following at the end of such Section:

“The Borrower shall not agree to any amendment or modification of clause (e) of the definition of “Facility Termination Date” contained in the Receivables Purchase Documents.”

1.6. Section 8.4(vi) is hereby amended by inserting “and Bank Products” after “Swing Line Loan” in the second line thereof.

1.7. Section 10.13(b) is hereby amended by inserting the following at the end of such Section:

“Notwithstanding anything herein to the contrary, the Borrower, Agent and any Lender (and each of their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, Agent or Lender relating to such tax treatment and tax structure.”

1.8. Annex A to the Credit Agreement is hereby amended as follows:

(a) The following new definitions are added in the appropriate alphabetical locations:

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Agent or any Lender for the account of the Borrower pursuant to agreement or overdrafts.

“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower by the Agent or any Lender or any Affiliate of the Agent or any Lender in reliance on an agreement by the Agent or any Lender to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; (d) Hedge Agreements and (e) letters of credit and bankers acceptances.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Stop Event” means (a)(i) as of the end of any Fiscal Quarter, the Borrower, on a consolidated basis with its Subsidiaries, shall have for the related Rolling Period (as defined in Annex G), a Fixed Charge Coverage Ratio (as defined in Annex G) of less than 1.5 to 1.00 and (ii) Net Borrowing Availability shall be less than $15,000,000 at any time during the Fiscal Quarter following the Fiscal Quarter referred to in clause (a)(i) above or (b) the occurrence of an Event of Default under Section 8.1(a) or Section 8.1(f)(ii) with respect to the Borrower.

(b) The definitions of “Borrowing Base,” “Commitments,” “Line Increase Period,” “Maximum Amount,” “Net Borrowing Availability,” “Revolving Credit Commitment” and “Swing Line Commitment” are hereby restated in their entirety as follows:

“Borrowing Base” shall mean, as of any date of determination by the Agent, an amount equal to the lesser of (A) the product of (x) 85% (or such other percentage as the Agent shall determine in its reasonable credit judgment) and (y) the net orderly liquidation value of Eligible Inventory as of such date based on the most recently conducted appraisal of the Borrower’s inventory and (B) the product of (1) 50% (or such other percentage as the Agent shall determine in its reasonable credit judgment) and (2) aggregate amount of Eligible Inventory as of such date, valued at the lower of cost or market value, determined on a first-in-first-out basis.

“Commitments” shall mean as to all of the Lenders, the aggregate of all of the Lenders’ Revolving Credit Commitments, which aggregate commitment shall be $45,000,000, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Line Increase Period” shall mean the period from September 8, 2003 through and including December 5, 2003.

“Maximum Amount” shall mean, at any particular time, an amount equal to the aggregate Revolving Credit Commitments of all the Lenders, which aggregate commitment shall be $45,000,000, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Net Borrowing Availability” shall mean, as of any date of determination, (a) the Borrowing Availability on such date, less (b) the Revolving Credit Loan then outstanding.

“Revolving Credit Commitment” shall mean, as to each Lender, the commitment of such Lender to make Revolving Credit Advances to the Borrower pursuant to Section 1.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to this Agreement or specified in any amendment hereto or any assignment hereof pursuant to Section 9.2, as such amount may be reduced or terminated in accordance with the terms of this Agreement.

“Swing Line Commitment” shall mean, as to the Swing Line Lender, $3,000,000, which commitment constitutes a subfacility of the Revolving Credit Commitment of the Swing Line Lender.

(c) The definition of “Obligations” is hereby amended to add the following to the end of the first sentence thereof:

“(including, without limitation, all debts, liabilities and obligations of the Borrower to the Agent and/or any Lender now or hereafter arising from or in connection with Bank Products)”

(d) The definition of “Supermajority Lenders” is hereby amended to delete therefrom each reference to “eighty percent (80%)” and, in each case, to substitute a reference to “one-hundred percent (100%)” therefor.

1.9. Annex B is hereby amended to add the following at the end of such Annex:

“11. Notwithstanding anything herein to the contrary, at any time that a Default or Event of Default exists due to a breach of any of the financial covenants set forth in Annex G, or an Event of Default exists under Section 8.1(a)or Section 8.1(f)(ii), (a) the Borrower shall cause all remittances, receipts and other sums of any kind payable to the

Borrower, ComputerLand Corporation, ECLand.com and MiTAC Industrial Corp. to be directed to the Collection Account, (b) any remittances, receipts or other sums received by any such company shall be held in trust for the account of the Agent and shall be promptly deposited into the Collection Account, and (c) the Borrower, ComputerLand Corporation, ECLand.com and MiTAC Industrial Corp. shall have no rights to such funds once deposited into the Collection Account.”

1.10. Annex E is hereby amended as follows:

(a) Clause 1 of Annex E is amended by inserting the following at the end of such Clause:

“At any time when Net Liquidity Availability is less than $20,000,000, the Borrower shall deliver such certificate and reports to the Agent and the Lenders by the second business day of each week, prepared as of the end of business for the prior week.”

(b) Clause 13 of Annex E is hereby amended and restated in its entirety as follows:

“13. The Borrower, at its own expense, shall deliver to Agent an appraisal of the Inventory of the Borrower and ComputerLand, such appraisal to be conducted by an appraiser, and otherwise in form and substance, reasonably satisfactory to Agent (i) at least once during each calendar year if the Agent or any Lender so requests, and (ii) upon the request of the Agent at any time after Net Liquidity Availability shall have been less than $15,000,000 for any period of five (5) consecutive days.”

1.11. Clause (b) of the definition of “Fixed Charges” set forth in Annex G is hereby amended and restated in its entirety as follows:

“(b) regularly scheduled payments of principal on Debt of the Borrower and its Subsidiaries paid during such period (other than regularly scheduled payments or principal in respect of (i) Debt owing under this Agreement and the Receivables Purchase Agreement and (ii) Debt owing by SYNNEX K.K. so long as (1) the aggregate principal amount of such Debt is less than or equal to $41,500,000 as of the date on which the amount of Fixed Charges is being determined and (2) such Debt does not provide for the payment of principal prior to the maturity date thereof; provided, however, that notwithstanding the foregoing, regularly scheduled payments of principal in respect of Debt owing by SYNNEX K.K. to the Development Bank of Japan in the aggregate principal amount of $1,169,484 and the Debt owing by SYNNEX K.K. in respect of the Japanese Yen denominated bonds issued by SYNNEX K.K. in July 2003 in the aggregate principal amount of $3,654,637, shall be included for purposes of this clause (b)), plus”

1.12. Schedule I attached to this Amendment is hereby attached to the Credit Agreement as Schedule I thereto.

2. Adjustments to Commitments and Pro Rata Shares. The Borrower and Lenders agree that, as of the Effective Date, a settlement shall occur for the purpose of allocating the Revolving Credit Advances then outstanding to each Lender based on their respective Revolving Credit Commitments and Pro Rata Shares. On and after the Effective Date, each Lender shall have a Revolving Credit Commitment and Pro Rata Share as set forth on Schedule I to this Amendment. Any interest, fees and other payments accrued prior to the Effective Date with respect to the Revolving Credit Commitments, Advances and other Obligations under the Loan Documents shall be allocated on the basis of the Pro Rata Shares of each Lender as in effect prior to the Effective Date. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Revolving Credit Commitments, Advances and other Obligations under the Loan Documents shall be allocated on the basis of the Pro Rata Shares of the Lenders as of the Effective Date.

3. Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, the Agent shall have received each of the following:

(a) counterparts of this Amendment duly executed by the Borrower and the Requisite Lenders;

(b) a fully-executed copy of an amendment to the Receivables Purchase Agreement, in form and substance satisfactory to the Requisite Lenders, providing for termination of sales and transfers of receivables by the Borrower and SFC under the Receivables Purchase Documents upon the delivery of notice to GE Capital, as “Agent” under the Receivables Purchase Agreement that a Stop Event has occurred; and

(c) a Consent in the form attached hereto executed by each of ComputerLand Corporation and MiTAC Industrial Corp.

4. Representations and Warranties of the Borrower.

4.1. Upon the effectiveness of this Amendment pursuant to Section 3 hereof, the Borrower hereby reaffirms in all material respects all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Effective Date of this Amendment and that, as of the Effective Date of this Amendment and after giving effect hereto, no Default or Event of Default has occurred and is continuing.

4.2. The Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

5. Reference to and Effect on the Credit Agreement.

5.1. Upon the effectiveness of this Amendment pursuant to Section 3 hereof, on and after the date hereof, each reference to the Credit Agreement in any of the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

5.2. Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Entire Agreement. This Amendment, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

10. No Course of Dealing. The Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Lenders are not establishing any course of dealing with the Borrower. The Agent’s and the Lenders’ rights to require strict performance with all the terms and conditions of the Credit Agreement as amended by this Amendment and the other Loan Documents shall not in any way be impaired by the execution of this Amendment. Neither the Agent nor any Lender shall be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Agent and the Lenders may require the payment of fees in connection therewith.

11. Release. To induce the Agent and Lenders to enter into this Amendment, the Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against the Agent or Lenders relating to any Loan Documents or any actions or events occurring on or before the date hereof. The Borrower waives and releases any right to assert same.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first above written.

SYNNEX CORPORATION (formerly known as

SYNNEX Information Technologies, Inc.), as the

Borrower

By:	/s/ Dennis Polk

Name: Dennis Polk
Title: CFO & SVP of Corporate Finance

GENERAL ELECTRIC CAPITAL

CORPORATION, as Agent and as a Lender

By:	/s/ Eugene Seip

Name: Eugene Seip
Title: Duly Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kevin R. Kelly

Name: Kevin R. Kelly
Title: SVP

Amendment No. 5

to

Amended and Restated Credit Agreement

CONSENT

Each of the undersigned, as Guarantor under a Subsidiary Guaranty executed in favor of the Agent in connection with the Amended and Restated Credit Agreement referred to in Amendment No. 5 to Amended and Restated Credit Agreement (as the same may have been or be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) and/or as Grantor under a Subsidiary Security Agreement executed in favor of the Agent in connection with the Amended and Restated Credit Agreement referred to in such Amendment (as the same may have been or be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), hereby consents to such Amendment and confirms and agrees that (i) the Guaranty and the Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

COMPUTERLAND CORPORATION

By:	/s/ Simon Y. Leung

Name: Simon Y. Leung
Title: General Counsel & Corporate Secretary

MiTAC INDUSTRIAL CORP.

By:	/s/ Simon Y. Leung

Name: Simon Y. Leung
Title: General Counsel & Corporate Secretary

Schedule I to

Amended and Restated Credit Agreement

REVOLVING CREDIT COMMITMENTS

Lender	Revolving Credit Commitment	Pro Rata Share
General Electric Capital Corporation	$22,500,000	50.0%
Bank of America, N.A.	$22,500,000	50.0%